UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________

FORM 8-K
_____________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2015 (May 13, 2015)

_____________________________

BankUnited, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35039	27-0162450
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14817 Oak Lane
Miami Lakes, FL 33016
(Address of principal executive offices) (Zip Code)

(305) 569-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 13, 2015, BankUnited, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) and the following proposals were voted on:

Proposal No. 1:     To elect eight directors to the Company’s Board of Directors (the “Board”) to serve until the next annual meeting of stockholders or until that person’s successor is duly elected and qualified.
Proposal No. 2:     To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2015.
Proposal No. 3:     To hold an advisory vote to approve the compensation of the Company’s named executive officers.

Each proposal is described in detail in the Company’s definitive proxy statement for the Annual Meeting, filed with the Securities and Exchange Commission on April 9, 2015. The results of such stockholder votes are set forth below.

Proposal No. 1: All of the director nominees were elected to the Board based on the following votes:

Nominee	For	Withheld	Broker Non-Vote
Tere Blanca	22,174,965	69,347,829	4,833,096
Eugene F. DeMark	85,683,572	5,839,222	4,833,096
Michael J. Dowling	84,585,076	6,937,718	4,833,096
John A. Kanas	88,086,487	3,436,307	4,833,096
Douglas J. Pauls	79,226,068	12,296,726	4,833,096
Rajinder P. Singh	89,742,153	1,780,641	4,833,096
Sanjiv Sobti, Ph.D.	90,903,624	619,170	4,833,096
A. Robert Towbin	89,942,041	1,580,753	4,833,096

Proposal No. 2: The proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 received the following votes:

For	Against	Abstain	Broker Non-Vote
96,210,001	27,411	118,478	—

Proposal No. 3: The advisory vote to approve the compensation of the Company’s named executive officers, received the following votes:

For	Against	Abstain	Broker Non-Vote
27,999,444	62,754,096	769,254	4,833,096

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANKUNITED, INC.

Dated: May 15, 2015	By:	/s/ Leslie Lunak
		Name:	Leslie Lunak
		Title:	Chief Financial Officer